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                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this report on Form 8-K of Berkshire Hathaway Inc. of our report dated January 30, 1998, on our audits of the consolidated financial statements and financial statement schedules of General Re Corporation and subsidiaries as of December 31, 1997 and 1996, and for the three years in the period ended December 31, 1997.


                                                      PricewaterhouseCoopers LLP

New York, New York
January 5, 1999